Exhibit 5.4

Principal Officers:

Harry Jung, P. Eng.
     President, C.E.O.
Dana B. Laustsen, P. Eng.
     Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
     Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.
LETTER OF CONSENT
To:  Pengrowth Energy Trust:
We hereby consent to references to us in this amendment to the Registration Statement on Form F-10/A, and to the incorporation of our reserve report dated February 1, 2007, and with respect to the CP Properties, dated March 6, 2007, each having an effective date of December 31, 2006, contained in Appendix A to the Annual Information Form on Form 40-F of Pengrowth Energy Trust dated March 30, 2007, which Annual Information Form is incorporated by reference in this amendment to the Registration Statement on Form F-10/A.
Yours very truly,
GLJ PETROLEUM CONSULTANTS LTD.
Doug R. Sutton, P.Eng.
Vice President
Dated December 5, 2007

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